                                                                    EXHIBIT 99.1

                                  [BELK LOGO]

NEWS RELEASE o Contact:  Belk, Inc.-- Steve Pernotto, 704-426-1890

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             BELK, INC. SALES INCREASE 6.3 PERCENT IN THIRD QUARTER;
            NET INCOME EXCLUDING NON-COMPARABLE ITEMS UP 17.9 PERCENT

CHARLOTTE, N.C., November 19, 2004 -- Belk, Inc. today announced operating results for the third quarter and nine months ended October 30, 2004. Third quarter sales increased 6.3 percent and third quarter net income excluding non-comparable items increased 17.9 percent.

SALES
Total third quarter sales increased $31.8 million, or 6.3 percent, to $540.3 million. The sales increase resulted primarily from a 2.3 percent increase in comparable store sales plus $20.6 million in additional sales for the period generated from new stores.

Total sales for the nine months ended October 30, 2004 increased $123.5 million, or 8.2 percent, to $1,626.8 million, compared to the same prior-year period. The sales increase resulted primarily from a 4.3 percent increase in comparable store sales and additional sales from new stores of $60.9 million for the period.

A strong home store trend was a primary factor in the company's third quarter sales performance. New offerings of men's and women's sportswear with traditional "preppy" looks and fresh assortments of fashion accessories for women also helped drive results for the period.

NET INCOME
Net income excluding non-comparable items for the third quarter increased $1.7 million, or 17.9 percent, to $11.2 million. Net income including non-comparable items was $11.2 million compared to $17.6 million for the same prior-year period. The results reflect a one-time gain from the sale of investment property realized in third quarter of 2003. A detailed reconciliation of net income to net income excluding non-comparable items is provided at the end of this release.

Net income for the nine months ended October 30, 2004 increased $9.2 million, or
22.7 percent, to $49.8 million, compared to the same prior-year period. Net income excluding non-comparable items for the nine months increased $18.3 million, or 57.4 percent, to $50.2 million.

Tim Belk, chairman and chief executive officer of Belk, Inc., said, "Belk achieved third quarter increases in both sales and net income excluding non-comparable items in spite of the hurricane activity in some of our market areas.

"We were especially pleased with the successful performance of new stores opened during the quarter. These stores represent the latest and best that Belk has to offer. We believe the strong performance is due to the outstanding efforts and teamwork of associates in those stores and from throughout the company who were involved in the openings."

NEW STORES, STORE EXPANSIONS, RENOVATIONS
Belk opened four new stores and completed two major store renovations during the third quarter. It has opened and completed a total of 12 new stores, two store expansions and two major store renovation projects for the nine months ended October 30, 2004.

                                     -More-
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THIRD QUARTER NEW STORE OPENINGS, EXPANSIONS, MAJOR RENOVATIONS
New stores:
o  Sevierville, Tenn.
o  McKinney, Texas
o  Marietta, Ga.
Store replacement:
o  Cumming, Ga.
Store renovations:
o  North Charleston, S.C.
o  Savannah, Ga.

ABOUT BELK, INC.

Charlotte, N.C.-based Belk, Inc. is the nation's largest privately owned department store company with 229 stores in 14 Southeastern states as of October 30, 2004. Founder William Henry Belk opened the company's first store in Monroe, N.C., in 1888.

NOTES:

o To provide clarity in measuring Belk's financial performance, Belk supplements the reporting of its consolidated financial information under generally accepted accounting principles (GAAP) with the non-GAAP financial measure of "net income excluding non-comparable items". Belk believes that "net income excluding non-comparable items" is a financial measure that emphasizes the company's core ongoing operations and enables investors to focus on period-over-period operating performance. It is among the primary indicators Belk uses in planning and operating the business and forecasting future periods, and Belk believes this measure is an important indicator of recurring operations because it excludes items that may not be indicative of or are unrelated to core operating results. Belk also excludes such items in connection with evaluating company performance in connection with its incentive compensation plans. In addition, this measure provides a better baseline for modeling future earnings expectations and makes it easier to compare Belk's results with other companies that operate in the same industry. Net income is the most directly comparable GAAP measure. The non-GAAP measure of "net income excluding non-comparable items" should not be considered in isolation or as a substitute for GAAP net income.

o Certain statements made in this news release are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as "may," "will," "intend," "project," "expect," "anticipate," "believe," "estimate," "continue," or other similar words. Certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in our forward-looking statements include, but are not limited to: our ability to execute our growth and expansion plans; changes in interest rates; changes in buying, charging and payment behavior among our customers; changes in the competitive environment of the department store and broader retail industry; the effectiveness of our merchandising and sales promotion strategies; seasonal fluctuations in sales and net income; our ability to contain costs and fully realize synergies from our distribution consolidations; and changes in accounting standards or legal or regulatory matters. For additional information on these and other risk factors, see the section captioned "This Report Contains Forward-Looking Statements" in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and our other filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.

                                     -More-



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                                                                               3



                           BELK, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                    Three Months Ended               Nine Months Ended
                                                               ----------------------------    ----------------------------
                                                               October 30,     November 1,     October 30,     November 1,
                                                                  2004            2003            2004            2003
                                                               ------------    ------------    ------------    ------------
(millions)
Revenues                                                       $      540.3    $      508.5    $    1,626.8    $    1,503.3
Cost of goods sold (including occupancy and buying expenses)          364.4           345.7         1,087.6         1,017.7
Selling, general and administrative expenses                          150.5           139.4           435.0           407.4
Asset impairment and store closing costs                                  -               -              .4               -
                                                               ------------    ------------    ------------    ------------
Operating Income                                                       25.4            23.4           103.8            78.2
Interest expense, net                                                  (7.9)           (8.4)          (25.6)          (27.7)
Gain (loss) on property, equipment and investments                        -            12.9             (.3)           13.8
Other income, net                                                        .1              .1              .3              .3
                                                               ------------    ------------    ------------    ------------
Income before income taxes                                             17.6            28.0            78.3            64.6

Income taxes                                                            6.4            10.4            28.5            24.0
                                                               ------------    ------------    ------------    ------------
Net Income                                                     $       11.2    $       17.6    $       49.8    $       40.6
                                                               ============    ============    ============    ============




                           BELK, INC. AND SUBSIDIARIES
                        RECONCILIATION OF NET INCOME AND
                    NET INCOME EXCLUDING NON-COMPARABLE ITEMS
                                   (UNAUDITED)


                                                                    Three Months Ended              Nine Months Ended
                                                               ----------------------------    ----------------------------
                                                                October 30,     November 1,    October 30,      November 1,
                                                                   2004           2003            2004            2003
                                                               ------------    ------------    ------------    ------------
(millions)
Net income                                                     $       11.2    $       17.6    $       49.8    $       40.6
(Gain) Loss on property,
  equipment and investments, net of
  income tax (expense) benefit                                            -            (8.1)            0.2            (8.7)

Asset impairment and store
  closing costs, net of income
  tax benefit                                                             -               -             0.2               -
                                                               ------------    ------------    ------------    ------------

Net income excluding
  non-comparable items                                         $       11.2    $        9.5    $       50.2    $       31.9
                                                               ------------    ------------    ------------    ------------

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